SECURED CONVERTIBLE NOTES PURCHASE

                                    AGREEMENT

                          Dated as of November 3, 2000

                                      among

                            VIRTUAL COMMUNITIES, INC.

                                       and

                       THE PURCHASERS LISTED ON EXHIBIT A

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I Purchase and Sale of Notes...........................................1

      Section 1.1  Purchase and Sale of Stock..................................1
      Section 1.2  The Shares..................................................1
      Section 1.3  Purchase Price and Closing..................................1

ARTICLE II Representations and Warranties......................................2

      Section 2.1  Representations and Warranties of the Company...............2
             (a)   Organization, Good Standing and Power.......................2
             (b)   Authorization; Enforcement..................................2
             (c)   Capitalization..............................................3
             (d)   Issuance of Shares..........................................4
             (e)   No Conflicts................................................4
             (f)   Commission Documents, Financial Statements..................4
             (g)   Subsidiaries................................................5
             (h)   No Material Adverse Change..................................6
             (i)   No Undisclosed Liabilities..................................6
             (j)   No Undisclosed Events or Circumstances......................6
             (k)   Indebtedness................................................6
             (l)   Title to Assets.............................................6
             (m)   Actions Pending.............................................7
             (n)   Compliance with Law.........................................7
             (o)   Taxes.......................................................7
             (p)   Certain Fees................................................7
             (q)   Disclosure..................................................8
             (r)   Operation of Business.......................................8
             (s)   Environmental Compliance....................................8
             (t)   Books and Record Internal Accounting Controls...............9
             (u)   Material Agreements.........................................9
             (v)   Transactions with Affiliates................................9
             (w)   Securities Act of 1933......................................9
             (x)   Governmental Approvals.....................................10
             (y)   Employees..................................................10
             (z)   Absence of Certain Developments............................10
             (aa)  Use of Proceeds............................................12
             (bb)  Public Utility Holding Company Act and Investment Company
                     Act Status...12
             (cc)  ERISA......................................................12

             (dd)  Dilutive Effect............................................12
             (ee)  No "Directed Selling Efforts".
      Section 2.2  Representations and Warranties of the Purchasers...........13
             (a)   Organization and Standing of the Purchasers................13
             (b)   Authorization and Power....................................13
             (c)   No Conflicts...............................................13
             (d)   Acquisition for Investment.................................13
             (e)   Non-U.S. Person............................................14
             (f)   Offshore Transaction.......................................14
             (g)   Rule 144...................................................14
             (h)   Transfer of Shares.........................................14
             (i)   No Broker-Dealer Affiliation...............................14
             (j)   General....................................................14
             (k)   Opportunities for Additional Information...................15
             (l)   No General Solicitation....................................15
             (m)   No Commissions or Similar Fees.............................15
             (n)   Reliance by the Company....................................15

ARTICLE III Covenants ........................................................15

      Section 3.1  Securities Compliance......................................16
      Section 3.2  Registration and Listing...................................16
      Section 3.3  Inspection Rights..........................................16
      Section 3.4  Compliance with Laws.......................................16
      Section 3.5  Keeping of Records and Books of Account....................17
      Section 3.6  Reporting Requirements.....................................17
      Section 3.7  Amendments.................................................17
      Section 3.8  Other Agreements...........................................17
      Section 3.9  Distributions..............................................17
      Section 3.10 Intentionally Omitted......................................17
      Section 3.11 Regulation S...............................................18
      Section 3.12 Right of First Refusal; Future Financings..................18
      Section 3.13 Reservation of Shares......................................19
      Section 3.14 Transfer Agent Instructions................................19

ARTICLE IV Conditions ........................................................20

      Section 4.1  Conditions Precedent to the Obligation of the Company
                   to Sell the Notes .........................................20
             (a)   Accuracy of Each Purchaser's Representations and
                   Warranties.................................................20
             (b)   Performance by the Purchasers..............................20
             (c)   No Injunction..............................................20
             (d)   Cancellation of Bridge Note................................20

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      Section 4.2  Conditions Precedent to the Obligation of the Purchasers
                   to Purchase the Notes......................................20
             (a)   Accuracy of the Company's Representations and Warranties...21
             (b)   Performance by the Company.................................21
             (c)   No Suspension, Etc.........................................21
             (d)   No Injunction..............................................21
             (e)   No Proceedings or Litigation...............................21
             (f)   Opinion of Counsel, Etc....................................21
             (g)   Registration Rights Agreement..............................22
             (h)   Pledge Agreement...........................................22
             (i)   Certificates...............................................22
             (j)   Resolutions................................................22
             (k)   Reservation of Shares......................................22
             (l)   Transfer Agent Instructions................................22
             (m)   Secretary's Certificate....................................22
             (n)   Intentionally Omitted......................................22
             (o)   Release and Amendment Agreement............................22
             (p)   Officer's Certificate......................................22

ARTICLE V Certificate Legend..................................................23

      Section 5.1  Legend.....................................................23

ARTICLE VI Termination........................................................24

      Section 6.1  Termination by Mutual Consent..............................24
      Section 6.2  Effect of Termination......................................24

ARTICLE VII Indemnification...................................................24

      Section 7.1  General Indemnity..........................................24
      Section 7.2  Indemnification Procedure..................................25

ARTICLE VIII Miscellaneous....................................................26

      Section 8.1  Fees and Expenses.
      Section 8.2  Specific Enforcement, Consent to Jurisdiction..............26
      Section 8.3  Entire Agreement; Amendment................................27
      Section 8.4  Notices....................................................27
      Section 8.5  Waivers....................................................28
      Section 8.6  Headings...................................................28
      Section 8.7  Successors and Assigns.....................................28
      Section 8.8  No Third Party Beneficiaries...............................28

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      Section 8.9  Governing Law..............................................28
      Section 8.10 Survival...................................................28
      Section 8.11 Counterparts...............................................29
      Section 8.12 Publicity..................................................29
      Section 8.13 Severability...............................................29
      Section 8.14 Further Assurances.........................................29

                       SECURED CONVERTIBLE NOTES PURCHASE

                                    AGREEMENT

      This SECURED CONVERTIBLE NOTES PURCHASE AGREEMENT is dated as of November 3, 2000 (this "Agreement") by and among Virtual Communities, Inc., a Delaware corporation (the "Company"), and each of the entities whose names are set forth on Exhibit A hereto (individually, a "Purchaser" and collectively, the "Purchasers").

      The parties hereto agree as follows:

                                   ARTICLE I

                           Purchase and Sale of Notes

      Section 1.1 Purchase and Sale of Stock. Upon the following terms and conditions, the Company shall issue and sell to the Purchasers and each of the Purchasers shall purchase from the Company, separate secured convertible promissory notes in the aggregate principle amount of $1,745,000 bearing interest at the rate of 10% per annum, due November 3, 2003, each convertible into shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), in substantially the form attached hereto as Exhibit B (the "Notes"). The Company and the Purchasers are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), including Rule 901 of Regulation S ("Regulation S"), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments to be made hereunder.

      Section 1.2 The Shares. The Company has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a sufficient number of its authorized but unissued shares of its Common Stock to effect the conversion of the Notes and any interest accrued and outstanding thereon. Any shares of Common Stock issuable upon conversion of the Notes and any interest accrued and outstanding thereon (and such shares when issued) are herein referred to as the "Conversion Shares". The Notes and the Conversion Shares are sometimes collectively referred to herein as the "Shares".

      Section 1.3 Purchase Price and Closing. The Company agrees to issue and sell to the Purchasers and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchasers, severally but not jointly, agree to purchase that amount of the Notes set forth opposite their respective names on Exhibit A for an aggregate purchase price equal to $1,745,000. The purchase and sale of the Notes (the "Closing") to be acquired by the Purchasers from the Company under this Agreement shall take place at the offices of Parker Chapin LLP at 10:00 a.m. E.S.T. (i) on the date on which the last to be fulfilled or waived of the conditions set forth in Article IV hereof and applicable to such Closing shall be fulfilled or waived in accordance herewith or (ii) at such other time and place or on such date as the Purchasers and the Company may agree upon (each, a "Closing Date" and the first such Closing Date, the "Closing Date"). The Company acknowledges and agrees that the principal amount of $1,745,000 and all interest accrued and outstanding thereon on the date hereof pursuant to the amended and restated promissory note, dated as of October 16, 2000 (the "Bridge Note"), issued by the Company in favor of Gilston Corporation Ltd. ("Gilston") shall constitute consideration for, and payment of, the purchase price by Gilston (or its designees) for their respective pro rata portion of the Notes. Gilston acknowledges and agrees that upon the Closing of the sale of the Notes, the Amended and Restated Pledge Agreement dated as of October 16, 2000 (the "Amended and Restated Pledge Agreement") between Gilston and Roth Trust, a trust formed under the laws of Gibraltar (the "Trust"), and the Amended and Restated Agreement of Guaranty dated as of October 16, 2000 (the "Amended and Restated Agreement of Guaranty") by the Trust in favor of Gilston, which were entered into in connection with the loans made under the Bridge Note shall be terminated and canceled. At the Closing, the Company shall deliver to the Purchasers certificates (in such denominations as Gilston shall request) representing the Notes equal to the total amount of principal and interest accrued and outstanding under the Bridge Note on the Closing.

                                   ARTICLE II

                         Representations and Warranties

      Section 2.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Purchasers:

            (a) Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company does not have any Subsidiaries except as set forth on Schedule 2.1(g) hereto. The Company and each such Subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect. For the purposes of this Agreement, "Material Adverse Effect" means any adverse effect on the business, operations, properties, prospects, or financial condition of the Company or its Subsidiaries and which is material to such entity or other entities controlling or controlled by such entity.

            (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement attached hereto as Exhibit C (the "Registration Rights Agreement"), the Pledge Agreement attached hereto as Exhibit D (the "Pledge Agreement") and the Transfer Agent Instructions (as defined in Section 3.14) (collectively, the "Transaction Documents") and to issue and sell the Shares in accordance with the terms hereof and the Notes. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required. This Agreement has been duly executed and delivered by the Company. The other Transaction Documents will have been duly executed and delivered by the Company at the Closing. Each of the Transaction Documents constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

            (c) Capitalization. The authorized capital stock of the Company and the shares thereof currently issued and outstanding as of the date hereof are set forth on Schedule 2.1(c) hereto. All of the outstanding shares of the Company's Common Stock and Series C Convertible Preferred Stock have been duly and validly authorized. Except as set forth in this Agreement and the Registration Rights Agreement and as set forth on Schedule 2.1(c) hereto, no shares of Common Stock or Series C Convertible Preferred Stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, except as set forth in this Agreement and the Registration Rights Agreement and as set forth on Schedule 2.1(c) hereto there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except for customary transfer restrictions contained in agreements entered into by the Company in order to sell restricted securities or as provided on Schedule 2.1 (c) hereto, the Company is not a party to or bound by any agreement or understanding granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities. The Company is not a party to, and it has no knowledge of, any agreement or understanding restricting the voting or transfer of any shares of the capital stock of the Company. Except as set forth on Schedule 2.1(c) hereto, the offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied with all applicable federal and state securities laws, and no holder of such securities has a right of rescission or claim for damages with respect thereto which could have a Material Adverse Effect (as defined in Section 2.1(e) herein) on the Company's financial condition or operating results. The Company has furnished or made available to the Purchasers true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof (the "Certificate"), and the Company's Bylaws as in effect on the date hereof (the "Bylaws").

            (d) Issuance of Shares. The Notes to be issued at the Closing have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Notes shall be validly issued and outstanding, fully paid and nonassessable free and clear of all liens, encumbrances and rights of refusal of any kind. When the Conversion Shares are issued in accordance with the terms of the Notes, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, and the holders shall be entitled to all rights accorded to a holder of Common Stock.

            (e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) violate any provision of the Company's Certificate or Bylaws or any Subsidiary's comparable charter documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party or by which it or any of its Subsidiaries or its or any of its Subsidiaries properties or assets are bound, (iii) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature on any property or asset of the Company or any of its Subsidiaries under any agreement or any commitment to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or by which any of their respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries are bound or affected, except, in all cases other than violations pursuant to clauses (i) or
(iv) above, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted in violation of any laws, ordinances or regulations of any governmental entity, except for possible violations which singularly or in the aggregate do not and will not have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is required under federal, state, foreign or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents or issue and sell the Notes and the Conversion Shares in accordance with the terms hereof or thereof (other than any filings which may be required to be made by the Company with the Commission, Nasdaq, or state securities administrators subsequent to the Closing, any registration statement which may be filed pursuant hereto).

            (f) Commission Documents, Financial Statements. The Common Stock of the Company is registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, except as disclosed on Schedule 2.1(f) hereto, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the "Commission Documents"). The Company has delivered or made available to each of the Purchasers true and complete copies of the Commission Documents filed with the Commission since December 31, 1999. The Company has not provided to the Purchasers any material non-public information or other information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. As of their respective dates, the Form SB-2, as amended, including the accompanying financial statements (the "Form SB-2") and the Form 10-QSB for the fiscal quarter ended June 30, 2000 (the "Form 10-QSB") complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents, and, as of their respective dates, none of the Form SB-2 and the Form 10-QSB referred to above contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Commission Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

            (g) Subsidiaries. Schedule 2.1(g) hereto sets forth each Subsidiary of the Company, showing the jurisdiction of its incorporation or organization and showing the percentage of each person's ownership of the outstanding stock or other interests of such Subsidiary. For the purposes of this Agreement, "Subsidiary" shall mean any corporation or other entity (including, but not limited to, Cortext Ltd., an Israeli corporation ("Cortext")) of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable. There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any Subsidiary for the purchase or acquisition of any shares of capital stock of any Subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Neither the Company nor any Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any Subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence except as set forth on
Schedule 2.1(g) hereto. Neither the Company nor any Subsidiary is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any Subsidiary.

            (h) No Material Adverse Change. Since September 7, 2000, the date through which the most recent filing of the Company on Form SB-2, as amended has been prepared and filed with the Commission, a copy of which is included in the Commission Documents, the Company has not experienced or suffered any Material Adverse Effect, except as disclosed on Schedule 2.1(h) hereto.

            (i) No Undisclosed Liabilities. Except as disclosed on Schedule 2.1(i) hereto, neither the Company nor any of its Subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of the Company's or its Subsidiaries respective businesses since December 31, 1999 and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company or its Subsidiaries.

            (j) No Undisclosed Events or Circumstances. Except as disclosed on
Schedule 2.1(j) hereto, no event or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

            (k) Indebtedness. Schedule 2.1(k) hereto sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, "Indebtedness" shall mean (a) any liabilities for borrowed money or amounts owed in excess of $25,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $25,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness other than the possible default under the $560,000 line of credit with Israel General Bank.

            (l) Title to Assets. Each of the Company and the Subsidiaries has good and marketable title to all of its real and personal property, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances of any nature whatsoever, except for those indicated on Schedule 2.1(l) hereto or such that, individually or in the aggregate, do not cause a Material Adverse Effect on the Company's financial condition or operating results. All said leases of the Company and each of its Subsidiaries are valid and subsisting and in full force and effect.

            (m) Actions Pending. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary which questions the validity of this Agreement or any of the other Transaction Documents or any of the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto. Except as set forth in the Commission Filings or on Schedule 2.1(m) hereto, there is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company, any Subsidiary or any of their respective properties or assets. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any Subsidiary or any officers or directors of the Company or Subsidiary in their capacities as such.

            (n) Compliance with Law. The business of the Company and the Subsidiaries has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except as set forth on Schedule 2.1(n) hereto or such that, individually or in the aggregate, do not cause a Material Adverse Effect. The Company and each of its Subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

            (o) Taxes. Except as set forth on Schedule 2.1(o) hereto, the Company and each of the Subsidiaries has accurately prepared and filed all federal, state and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company and the Subsidiaries for all current taxes and other charges to which the Company or any Subsidiary is subject and which are not currently due and payable. Except as disclosed on Schedule 2.1(o) hereto, none of the federal income tax returns of the Company or any Subsidiary have been audited by the Internal Revenue Service. The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Company or any Subsidiary for any period, nor of any basis for any such assessment, adjustment or contingency.

            (p) Certain Fees. Except as set forth in this Agreement and on
Schedule 2.1(p) hereto, no brokers, finders or financial advisory fees or commissions will be payable by the Company or any Subsidiary or any Purchaser with respect to the transactions contemplated by this Agreement.

            (q) Disclosure. To the best of the Company's knowledge, neither this Agreement or the Schedules hereto nor any other documents, certificates or instruments furnished to the Purchasers by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

            (r) Operation of Business. The Company and each of the Subsidiaries owns or possesses all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations, including, but not limited to, those listed on Schedule 2.1(r) hereto, and all rights with respect to the foregoing, which are necessary for the conduct of its business as now conducted without any conflict with the rights of others.

            (s) Environmental Compliance. Except as disclosed on Schedule 2.1(s) hereto, the Company and each of its Subsidiaries have obtained all material approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any Environmental Laws. Schedule 2.1(s) hereto sets forth all material permits, licenses and other authorizations issued under any Environmental Laws to the Company or its Subsidiaries. "Environmental Laws" shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. Except as set forth on Schedule 2.1(s) hereto, the Company has all necessary governmental approvals required under all Environmental Laws and used in its business or in the business of any of its Subsidiaries. The Company and each of its Subsidiaries are also in compliance with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws. Except for such instances as would not individually or in the aggregate have a Material Adverse Effect, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company or its Subsidiaries that violate or may violate any Environmental Law after the Closing or that may give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance. "Environmental Liabilities" means all liabilities of a person (whether such liabilities are owed by such person to governmental authorities, third parties or otherwise) whether currently in existence or arising hereafter which arise under or relate to any Environmental Law.

            (t) Books and Record Internal Accounting Controls. The records and documents of the Company and its Subsidiaries accurately reflect in all material respects the information relating to the business of the Company and the Subsidiaries, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company or any Subsidiary. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company's board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions is taken with respect to any differences.

            (u) Material Agreements. Except for the Transaction Documents and as set forth on Schedule 2.1(u) hereto, neither the Company nor any Subsidiary is a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission as an exhibit to a registration statement on Form SB-2 or applicable form (collectively, "Material Agreements") if the Company or any Subsidiary were registering securities under the Securities Act. The Company and each of its Subsidiaries has in all material respects performed all the obligations required to be performed by them to date under the foregoing agreements, have received no notice of default and, to the best of the Company's knowledge are not in default under any Material Agreement now in effect, the result of which could cause a Material Adverse Effect. No written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement of the Company or of any Subsidiary limits or shall limit the payment of interest on the Company's Notes, or dividends on its Common Stock.

            (v) Transactions with Affiliates. Except as set forth on Schedule 2.1(v) hereto, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions exceeding $100,000 between (a) the Company, any Subsidiary or any of their respective customers or suppliers on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company, or any of its Subsidiaries, or any person owning any capital stock of the Company or any Subsidiary or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder.

            (w) Securities Act of 1933. The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the

Notes and the Conversion Shares hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Shares, or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Shares under the registration provisions of the Securities Act and applicable state securities laws. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Shares.

            (x) Governmental Approvals. Except as set forth on Schedule 2.1(x) hereto, and except for the filing of any notice prior or subsequent to the Closing that may be required under applicable state and/or federal securities laws (which if required, shall be filed on a timely basis), including the filing of a registration statement or statements pursuant to the Registration Rights Agreement and the filing of a Notification Form for the Listing of Additional Shares of Common Stock with the Nasdaq National Market (the "Listing Application") no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of the Notes, or for the performance by the Company of its obligations under the Transaction Documents.

            (y) Employees. Neither the Company nor any Subsidiary has any collective bargaining arrangements or agreements covering any of its employees. Except as set forth on Schedule 2.1(y) hereto, neither the Company nor any Subsidiary has any employment contract, agreement regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company or such Subsidiary. Since September 7, 2000, no officer, consultant or key employee of the Company or any Subsidiary whose termination, either individually or in the aggregate, could have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any Subsidiary.

            (z) Absence of Certain Developments. Except as set forth on Schedule 2.1(z) hereto, since December 31, 1999, neither the Company nor any Subsidiary has:

            (i) issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto;

            (ii) borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the Company's or such Subsidiary's business;

            (iii) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business;

            (iv) declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

            (v) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business;

            (vi) sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights, or disclosed any proprietary confidential information to any person except to customers in the ordinary course of business or to the Purchasers or their representatives;

            (vii) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

            (viii) made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

            (ix) made capital expenditures or commitments therefor that aggregate in excess of $100,000;

            (x) entered into any other transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business;

            (xi) made charitable contributions or pledges in excess of $25,000;

            (xii) suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

            (xiii) experienced any material problems with labor or management in connection with the terms and conditions of their employment;

            (xiv) effected any two or more events of the foregoing kind which in the aggregate would be material to the Company or its Subsidiaries; or

            (xv) entered into an agreement, written or otherwise, to take any of the foregoing actions

            (aa) Use of Proceeds. The proceeds from the sale of the Notes will be used by the Company for working capital and general corporate purposes.

            (bb) Public Utility Holding Company Act and Investment Company Act Status. The Company is not a "holding company" or a "public utility company" as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The Company is not, and as a result of and immediately upon Closing will not be, an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

            (cc) ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan by the Company or any of its Subsidiaries which is or would be materially adverse to the Company and its Subsidiaries. The execution and delivery of this Agreement and the issue and sale of the Notes will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended, provided that, if any of the Purchasers, or any person or entity that owns a beneficial interest in any of the Purchasers, is an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) with respect to which the Company is a "party in interest" (within the meaning of Section 3(14) of ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met. As used in this Section 2.1(ac), the term "Plan" shall mean an "employee pension benefit plan" (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any Subsidiary or by any trade or business, whether or not incorporated, which, together with the Company or any Subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.

            (dd) Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Notes will increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Notes in accordance with this Agreement, is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interest of other stockholders of the Company.

            (ee) No "Directed Selling Efforts". In connection with the offer and sale of the Notes and the Conversion Shares, no distributor or any affiliates or any person acting on behalf of the Company or any affiliate of the Company or any distributor has engaged in any "directed selling efforts" (as such term is defined in Rule 902(c) of Regulation S) nor conducted any general solicitation relating to the offer to persons residing within the United States or to "U.S. Persons" as such term is defined in Rule 902(k) of Regulation S.

      Section 2.2 Representations and Warranties of the Purchasers. Each of the Purchasers hereby makes the following representations and warranties to the Company with respect solely to itself and not with respect to any other
Purchaser:

            (a) Organization and Standing of the Purchasers. If the Purchaser is an entity, such Purchaser is a corporation, limited liability company or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

            (b) Authorization and Power. The Purchaser has the requisite power and authority to enter into and perform this Agreement and to purchase the Notes being sold to it hereunder. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by such Purchaser and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action (if the Purchaser is an entity), and no further consent or authorization of such Purchaser or its Board of Directors, stockholders, or partners, as the case may be, is required. Each of this Agreement and the Registration Rights Agreement has been duly authorized, executed and delivered by such Purchaser.

            (c) No Conflicts. The execution, delivery and performance of this Agreement and the Registration Rights Agreement and the consummation by such Purchaser of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) result in a violation of such Purchaser's charter documents or bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which such Purchaser is a party, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on such Purchaser). Such Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or the Registration Rights Agreement, or relating hereto or thereto, or to purchase the Notes in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, such Purchaser is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

            (d) Acquisition for Investment. Such Purchaser is purchasing the Notes solely for its own account for the purpose of investment and not with a view to or for sale in connection with distribution. Such Purchaser does not have a present intention to sell the Notes, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of the Notes to or through any person or entity; provided, however, that by making the representations herein and subject to Section 2.2(f) below, such Purchaser does not agree to hold the Notes for any minimum or other specific term and reserves the right to dispose of the Notes at any time in accordance with federal and state securities laws applicable to such disposition. Such Purchaser acknowledges that it (i) has such knowledge and experience in financial and business matters such that Purchaser is capable of evaluating the merits and risks of Purchaser's investment in the Company and is (ii) able to bear the financial risks associated with an investment in the Notes and (iii) that it has been given full access to such records of the Company and the Subsidiaries and to the officers of the Company and the Subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation.

            (e) Non-U.S. Person. Such Purchaser is not a "U.S. Person" (as defined in Rule 902(k) of Regulation S) and is not acquiring any of the Notes for the account or benefit of any U.S. Person.

            (f) Offshore Transaction. The Notes were not offered to such Purchaser in the United States and at the time of execution of this Agreement and the time of any offer to such Purchaser to purchase the Notes, such Purchaser was physically outside of the "United States" (as defined in Rule 902(l) of Regulation S). The offer leading to the sale evidenced hereby was made in an "offshore transaction" (as defined in Rule 902(h) of Regulation S).

            (g) Rule 144. Such Purchaser understands that the Shares must be held indefinitely unless such Shares are registered under the Securities Act or an exemption from registration is available. Such Purchaser acknowledges that such person is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act ("Rule 144"), and that such Purchaser has been advised that Rule 144 permits resales only under certain circumstances. Such Purchaser understands that to the extent that Rule 144 is not available, such Purchaser will be unable to sell any Shares without either registration under the Securities Act or the existence of another exemption from such registration requirement.

            (h) Transfer of Shares. Such Purchaser will not sell, offer for sale, transfer or otherwise convey the Shares to a U.S. Person or for the account or benefit of a U.S. Person unless in accordance with the provisions of Regulation S, pursuant to registration of the Notes or the Conversion Shares under the Securities Act or pursuant to an exemption from registration.

            (i) Restrictions on Shares. Such Purchaser agrees not to engage in any hedging transactions with regard to the Shares unless in compliance with the Securities Act.

            (j) No Broker-Dealer Affiliation. None of the Purchasers is a broker-dealer registered with the Commission or an affiliate (as such term is defined in Rule 144(a) promulgated under the Securities Act) of a broker-dealer registered with the Commission.

            (k) General. Such Purchaser understands that the Shares are being offered and sold in reliance on a transactional exemption from the registration requirement of federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Shares. Purchaser understands that no United States federal or state agency or any government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

            (l) Opportunities for Additional Information. Such Purchaser acknowledges that such Purchaser has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of the Company concerning the financial and other affairs of the Company, and to the extent deemed necessary in light of such Purchaser's personal knowledge of the Company's affairs, such Purchaser has asked such questions and received answers to the full satisfaction of such Purchaser, and such Purchaser desires to invest in the Company.

            (m) No General Solicitation. Such Purchaser acknowledges that the Notes were not offered to such Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which such Purchaser was invited by any of the foregoing means of communications.

            (n) No Commissions or Similar Fees. In connection with the purchase of the Notes by such Purchaser, such Purchaser has not and will not pay, and has no knowledge of the payment of, any commission or other direct or indirect remuneration to any person or entity for soliciting or otherwise coordinating the purchase of such securities, except to such persons or entities as are duly licensed and/or registered to engage in securities offering and selling activities (or are exempt from such licensing and/or registration requirements) under applicable federal laws and the laws of the state(s) in which such activities have taken place in connection with the transaction contemplated by this agreement.

            (o) Reliance by the Company. Purchaser understands fully the meaning and legal consequences of the provisions herein, and agrees to indemnify and hold harmless the Company, and each other person, if any subject to liability because of such person's connection with the Company, against all actions, claims, losses, damages and liabilities arising out of or based upon any false representation or warranty herein, or any breach by the undersigned of any provision hereof, and to reimburse the Company and each such other person for any legal and other expenses incurred by the Company and each such other person in connection with investigating, defending, and, if appropriate, settling any action, claim, loss, damage or liability.

                                  ARTICLE III

                                    Covenants

      The Company covenants with each of the Purchasers as follows, which covenants are for the benefit of each of the Purchasers and their permitted assignees (as defined herein).

      Section 3.1 Securities Compliance.

            (a) The Company shall notify the Commission in accordance with their rules and regulations, of the transactions contemplated by any of the Transaction Documents and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of Notes and the Conversion Shares to the Purchasers, the placement advisor, as applicable, or their respective subsequent holders.

            (b) The Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchasers set forth herein in order to determine the applicability of federal and state securities laws exemptions and the suitability of such Purchasers to acquire the Shares.

      Section 3.2 Registration and Listing. The Company will cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, will comply with all requirements related to any registration statement filed pursuant to this Agreement or the Registration Rights Agreement, and will not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company will take all action necessary to continue the listing or trading of its Common Stock on the Nasdaq SmallCap Market or any successor market. The Company will promptly file the Listing Application for, or in connection with, the issuance and delivery of the Conversion Shares.

      Section 3.3 Inspection Rights. The Company shall permit, during normal business hours and upon reasonable request and reasonable notice, each Purchaser or any employees, agents or representatives thereof, so long as such Purchaser shall be obligated hereunder to purchase the Notes or shall beneficially own any Notes, or shall own Conversion Shares which, in the aggregate, represent more than 2% of the total combined voting power of all voting securities then outstanding, to examine and make reasonable copies of and extracts from the records and books of account of, and visit and inspect the properties, assets, operations and business of the Company and any Subsidiary, and to discuss the affairs, finances and accounts of the Company and any Subsidiary with any of its officers, consultants, directors, and key employees.

      Section 3.4 Compliance with Laws. The Company shall comply, and cause each Subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could have a Material Adverse Effect.

      Section 3.5 Keeping of Records and Books of Account. The Company shall keep and cause each Subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its Subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

      Section 3.6 Reporting Requirements. The Company shall furnish the following to each Purchaser so long as such Purchaser shall be obligated hereunder to purchase the Notes or shall beneficially own any Notes, or shall own Conversion Shares which, in the aggregate, represent more than 2% of the total combined voting power of all voting securities then outstanding, provided, however, that the Company shall not be obligated to furnish the following, if the following reports have been filed by the Company with the Commission pursuant to the Commission's "electronic data gathering and retrieval" (EDGAR) service:

      (a) Quarterly Reports filed with the Commission on Form 10-QSB as soon as available, and in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of the Company;

      (b) Annual Reports filed with the Commission on Form 10-KSB as soon as available, and in any event within ninety (90) days after the end of each fiscal year of the Company; and

      (c) Copies of all notices and information, including without limitation notices and proxy statements in connection with any meetings, that are provided to holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such holders of Common Stock.

      Section 3.7 Amendments. The Company shall not amend or waive any provision of the Certificate or Bylaws of the Company, or the Registration Rights Agreement in any way that would adversely affect the conversion rights, voting rights or redemption rights of the holders of the Notes.

      Section 3.8 Other Agreements. The Company shall not enter into any agreement in which the terms of such agreement would restrict or impair the right or ability to perform of the Company or any Subsidiary under any Transaction Document.

      Section 3.9 Distributions. So long as any Notes remain outstanding, the Company agrees that it shall not (i) declare or pay any dividends or make any distributions to any holder(s) of Common Stock or (ii) purchase or otherwise acquire for value, directly or indirectly, any Common Stock or other equity security of the Company.

      Section 3.10 Intentionally Omitted

      Section 3.11 Regulation S. The Company covenants and agrees that if the Company fails to register the Conversion Shares within 120 days after the Closing Date under the terms and conditions of the Registration Rights Agreement, then for so long as any of the Notes or Conversion Shares remain outstanding and continue to be "restricted securities" within the meaning of Rule 144 under the Securities Act, the Company shall, in order to permit resales of any of the Shares pursuant to Regulation S under the Securities Act, (a) continue to file all material required to be filed pursuant to Section 13(a) or 15(d) of the Exchange Act, and (b) not knowingly engage in directed selling efforts in connection with the resale of securities by any Purchaser under Regulation S.

      Section 3.12 Right of First Refusal; Future Financings.

      (a) During the two (2) years immediately following the Effectiveness Date (as defined in the Registration Rights Agreement), the Company covenants and agrees that it will not, without the prior written consent of the Purchasers, enter into any subsequent offer or sale to, or exchange with (or other type of distribution to), any third party (a "Subsequent Financing"), of Common Stock or any securities convertible or exchangeable into Common Stock, including debt securities (collectively, the "Financing Securities") other than a Permitted Financing (as defined hereinafter). For purposes of this Agreement, "Permitted Financing" shall mean any transaction involving the Company's (i) issuance of any Financing Securities (other than for cash) in connection with a merger and/or acquisition, consolidation, sale or disposition of all or substantially all of the Company's assets, (ii) the exchange of capital stock for assets,
(iii) issuance of any Financing Securities in connection with a public firm commitment underwritten offering at market, (iv) issuance of Common Stock or the issuance of options to purchase Common Stock as such is related to any employee stock ownership plan and (v) entering into a Subsequent Financing with a Strategic Business Partner (as defined below).

      (b) During the two (2) year period immediately following the Effectiveness Date, the Company covenants and agrees to promptly notify (in no event later than five (5) days after making or receiving an applicable offer) in writing (a "Rights Notice") a designee of the Purchasers of the terms and conditions of any proposed Subsequent Financing. The Rights Notice shall describe, in reasonable detail, the proposed Subsequent Financing, the proposed closing date of the Subsequent Financing, which shall be within thirty (30) calendar days from the date of the Rights Notice, including, without limitation, all of the terms and conditions thereof. The Rights Notice shall provide the Purchasers an option (the "Rights Option") during the ten (10) calendar day period following delivery of the Rights Notice (the "Option Period") to purchase such amount as the Company and the Purchasers may agree to, of the securities being offered in such Subsequent Financing on the same, absolute terms and conditions as contemplated by such Subsequent Financing (the "First Refusal Rights"). Delivery of any Rights Notice constitutes a representation and warranty by the Company that there are no other material terms and conditions, arrangements, agreements or otherwise except for those disclosed in the Rights Notice, to provide additional compensation to any party participating in any proposed Subsequent Financing, including, but not limited to, additional compensation based on changes in the Purchase Price or any type of reset or adjustment of a purchase or conversion price or to issue additional securities at any time after the closing date of a Subsequent Financing. If the Company does not receive notice of exercise of the Rights Option from the Purchasers within the Option Period, the Company shall have the right to close the Subsequent Financing on the scheduled closing date with a third party; provided that all of the terms and conditions of such closing are the same as those provided to the Purchasers in the Rights Notice. If the closing of the proposed Subsequent Financing does not occur on that date, any closing of the contemplated Subsequent Financing or any other Subsequent Financing shall be subject to all of the provisions of this Section 3.12, including, without limitation, the delivery of a new Rights Notice. Notwithstanding the foregoing, this Section 3.12(b) shall not apply with respect to any Subsequent Financing with a Strategic Business Partner.

      (c) As used herein, "Strategic Business Partner" means an entity which enters into a strategic alliance, joint venture, partnership or similar arrangement with the Company, the primary purpose of which is not to raise equity capital; provided, however, that in connection with a strategic alliance the Company may issue equity securities to a Strategic Business Partner.

      Section 3.13 Reservation of Shares. So long as any of the Notes remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 200% of the aggregate number of shares of Common Stock needed to provide for the issuance of the Conversion Shares.

      Section 3.14 Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of each Purchaser or its respective nominee(s), for the Conversion Shares in such amounts as specified from time to time by each Purchaser to the Company upon conversion of the Notes in the form of Exhibit E attached hereto (the "Irrevocable Transfer Agent Instructions"). Prior to registration of the Conversion Shares under the Securities Act, all such certificates shall bear the restrictive legend specified in Section 5.1 of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 3.14 will be given by the Company to its transfer agent and that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section 3.14 shall affect in any way each Purchaser's obligations and agreements set forth in Section 5.1 to comply with all applicable prospectus delivery requirements, if any, upon resale of the Shares. If a Purchaser provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Shares may be made without registration under the Securities Act or the Purchaser provides the Company with reasonable assurances that the Shares can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall permit the transfer, and, in the case of the Conversion Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Purchaser and without any restrictive legend. The Company acknowledges that a breach by it of its obligations under this Section 3.14 will cause irreparable harm to the Purchasers by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 3.14 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 3.14, that the Purchasers shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

                                   ARTICLE IV

                                   Conditions

      Section 4.1 Conditions Precedent to the Obligation of the Company to Sell the Notes. The obligation hereunder of the Company to issue and sell the Notes to the Purchasers is subject to the satisfaction or waiver, at or before each Closing Date, of the of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

            (a) Accuracy of Each Purchaser's Representations and Warranties. The representations and warranties of each Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

            (b) Performance by the Purchasers. Each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Closing Date.

            (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

            (d) Cancellation of Bridge Note. At the Closing, Gilston shall deliver or cause the delivery to the Company of the original Bridge Note marked "Canceled" and "Paid-in-Full" and the Amended and Restated Pledge Agreement and the Amended and Restated Agreement of Guaranty marked "Canceled" and "Terminated".

      Section 4.2 Conditions Precedent to the Obligation of the Purchasers to Purchase the Notes. The obligation hereunder of each Purchaser to acquire and pay for the Notes is subject to the satisfaction or waiver, at or before the Closing Date, of each of the conditions set forth below.

These conditions are for each Purchaser's sole benefit and may be waived by such Purchaser at any time in its sole discretion.

            (a) Accuracy of the Company's Representations and Warranties. Each of the representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a particular date), which shall be true and correct in all material respects as of such date.

            (b) Performance by the Company. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

            (c) No Suspension, Etc. From the date hereof to the Closing Date, trading in the Company's Common Stock shall not have been suspended by the Commission (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to each Closing Date, trading in securities generally as reported by Bloomberg Financial Markets ("Bloomberg") shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by Bloomberg, or on the New York Stock Exchange, nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in any financial market which, in each case, in the judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Notes.

            (d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

            (e) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any Subsidiary, or any of the officers, directors or affiliates of the Company or any Subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

            (f) Opinion of Counsel, Etc. At the Closing, the Purchasers shall have received an opinion of counsel to the Company, dated the date of such Closing, in the form of Exhibit F hereto, of Israeli counsel with respect to the Pledge Agreement and the transactions contemplated thereby, and such other certificates and documents as the Purchasers or its counsel shall reasonably require incident to such Closing.

            (g) Registration Rights Agreement. At the Closing, the Company shall have executed and delivered the Registration Rights Agreement to each Purchaser.

            (h) Pledge Agreement. At the Closing, the Company shall have executed and delivered the Pledge Agreement to each Purchaser.

            (i) Certificates. The Company shall have executed and delivered to each Purchaser the Notes (in such denominations as such Purchaser shall request) being purchased by such Purchaser at such Closing and the certificates representing the Ordinary Shares (as defined in the Pledge Agreement) of Cortext Ltd. being pledged pursuant to the Pledge Agreement.

            (j) Resolutions. Prior to the Closing Date, the Board of Directors of the Company shall have adopted resolutions consistent with Section 2.1(b) above in a form reasonably acceptable to such Purchaser (the "Resolutions").

            (k) Reservation of Shares. As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Notes, a number of shares of Common Stock equal to at least 200% of the aggregate number of Conversion Shares issuable upon conversion of the Notes outstanding on such Closing Date (assuming all such Notes were fully convertible or exercisable on such date regardless of any limitation on the timing or amount of such conversions or exercises).

            (l) Transfer Agent Instructions. The Irrevocable Transfer Agent Instructions, in the form of Exhibit E attached hereto, shall have been delivered to and acknowledged in writing by the Company's transfer agent.

            (m) Secretary's Certificate. The Company shall have delivered to such Purchaser a secretary's certificate, dated as of the Closing Date, as to
(i) the Resolutions, (ii) the Certificate, (iii) the Bylaws, each as in effect at the Closing, and (iv) the authority and incumbency of the officers of the Company executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith.

            (n) Intentionally Omitted.

            (o) Release and Amendment Agreement. At the Closing, the Company shall have executed and delivered the Release and Amendment Agreement in the form of Exhibit G attached hereto and the Release in the form of Exhibit H attached hereto.

            (p) Officer's Certificate. At the Closing, the Company shall have delivered to the Purchasers a certificate of an executive officer of the Company, dated as of the Closing Date, confirming the accuracy of the Company's representations, warranties and covenants as of the Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this Section 4.2 as of the Closing Date.

                                    ARTICLE V

                               Certificate Legend

      Section 5.1 Legend. Each certificate representing the Notes and, if appropriate, securities issued upon conversion thereof, shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or "blue sky"
laws):

      THESE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IN ACCORDANCE WITH REGULATION S OF THE SECURITIES ACT, REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR VIRTUAL COMMUNITIES, INC. SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

      HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

      The Company agrees to reissue certificates representing the Notes, without the legend set forth above if at such time, prior to making any transfer of any Notes or Conversion Shares, such holder thereof shall give written notice to the Company describing the manner and terms of such transfer and removal as the Company may reasonably request. Such proposed transfer will not be effected until: (a) the Company has notified such holder that either (i) in the opinion of Company counsel, the registration of such Notes or Conversion Shares under the Securities Act is not required in connection with such proposed transfer; or
(ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Company with the Commission and has become effective under the Securities Act; and (b) the Company has notified such holder that either: (i) in the opinion of Company counsel, the registration or qualification under the securities or "blue sky" laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or "blue sky" laws has been effected. The Company will use its best efforts to respond to any such notice from a holder within ten (10) days. In the case of any proposed transfer under this Section 5, the Company will use reasonable efforts to comply with any such applicable state securities or "blue sky" laws, but shall in no event be required, in connection therewith, to qualify to do business in any state where it is not then qualified or to take any action that would subject it to tax or to the general service of process in any state where it is not then subject. The restrictions on transfer contained in Section 5.1 shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Agreement.

                                   ARTICLE VI

                                   Termination

      Section 6.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing Date by the mutual written consent of the Company and the Purchasers.

      Section 6.2 Effect of Termination. In the event of termination by the Company or any one or more of the Purchasers, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement and the Registration Rights Agreement shall be terminated without further action by either party. If this Agreement is terminated as provided in
Section 6.1 herein, this Agreement shall become void and of no further force and effect, except for Sections 8.1 and 8.2, and Article VIII herein. Nothing in this Section 6.3 shall be deemed to release the Company or any Purchaser from any liability for any breach under this Agreement or the Registration Rights Agreement, or to impair the rights of the Company and the Purchasers to compel specific performance by the other party of its obligations under this Agreement and the Registration Rights Agreement.

                                  ARTICLE VII

                                 Indemnification

      Section 7.1 General Indemnity. The Company agrees to indemnify and hold harmless each Purchaser and any placement advisor (and their respective directors, officers, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorney's fees, charges and disbursements) incurred by the Purchasers as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein. Each Purchaser severally but not jointly agrees to indemnify and hold harmless the Company and its directors, officers, affiliates, agents, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys fees, charges and disbursements) incurred by the Company as result of any inaccuracy in or breach of the representations, warranties or covenants made by such Purchaser herein.

      Section 7.2 Indemnification Procedure. Any party entitled to indemnification under this Article VII (an "indemnified party") will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VII except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnified party a conflict of interest between it and the indemnifying party may exist with respect of such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party's costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. Notwithstanding anything in this Article VII to the contrary, the indemnifying party shall not, without the indemnified party's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification required by this Article VII shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.

                                  ARTICLE VIII

                                 Miscellaneous

      Section 8.1 Fees and Expenses. Except as set forth in Schedule 2.1 (p) hereto, this Agreement or the other Transaction Documents, each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, provided that the Company shall pay from the aggregate purchase price, at the Closing, all attorneys' fees and expenses (exclusive of disbursements and out-of-pocket expenses) incurred by the Purchasers up to $55,000 in connection with the preparation, negotiation, execution and delivery of this Agreement, and the other Transaction Documents and the transactions contemplated thereunder. In addition, the Company shall pay all reasonable fees and expenses incurred by the Purchasers in connection with the filing and declaration of effectiveness by the Commission of the Registration Statement (as defined in the Registration Rights Agreement), any amendments, modifications or waivers of this Agreement or any of the other Transaction Documents or incurred in connection with the enforcement of this Agreement and any of the other Transaction Documents, including, without limitation, all reasonable attorneys' fees, disbursements and expenses.

      Section 8.2 Specific Enforcement, Consent to Jurisdiction.

      (a) The Company and each of the Purchasers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Transaction Documents were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the other Transaction Documents and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

      (b) Each of the Company and the Purchasers (i) hereby irrevocably submits to the jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York county for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Purchasers consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 8.2 shall affect or limit any right to serve process in any other manner permitted by law.

      Section 8.3 Entire Agreement; Amendment. This Agreement contains the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the other Transaction Documents, neither the Company nor any of the Purchasers makes any representations, warranty, covenant or undertaking with respect to such matters, and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the holders of at least two-thirds (2/3) of the Notes then outstanding, and no provision hereof may be waived other than by an a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Notes then outstanding. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents or holders of Notes, as the case may be.

      Section 8.4 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telex (with correct answer back received), telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:             Virtual Communities, Inc.
                               589 Eighth Avenue, 7th Floor
                               New York, NY 10018
                               Attn: Avi Moskowitz
                               Facsimile No: (212) 214-0550

with copies (which copies
shall not constitute notice
to the Company) to:            Wuersch & Gering LLP
                               11 Hanover Square, 21st Floor
                               New York, NY 10005
                               Attn: Travis Gering, Esq.
                               Facsimile No: (212) 509-9559

If to any Purchaser:           At the address of such Purchaser set forth on
                               Exhibit A to this Agreement, with copies to Purchaser's counsel as set forth on Exhibit A or as specified in writing by such Purchaser with copies to:

                               Martin Eric Weisberg, Esq.
                               Parker Chapin LLP
                               The Chrysler Building
                               405 Lexington Ave., 9th Floor
                               Telephone Number: (212) 704-6000
                               Fax: (212) 704-6288

      Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

      Section 8.5 Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

      Section 8.6 Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

      Section 8.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. After the Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement.

      Section 8.8 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

      Section 8.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the choice of law provisions. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

      Section 8.10 Survival. The representations and warranties of the Company and the Purchasers contained in Sections 2.1(o) and (s) should survive indefinitely and those contained in Article II, with the exception of Sections 2.1(o) and (s), shall survive the execution and delivery hereof and the Closings until the date three (3) years from the Final Closing Date, and the agreements and covenants set forth in Articles I, III, V, VI, VII and VIII of this Agreement shall survive the execution and delivery hereof and the Closings hereunder until the Purchasers in the aggregate beneficially own (determined in accordance with Rule 13d-3 under the Exchange Act) less than 2% of the total combined voting power of all voting securities then outstanding, provided, that Sections 3.1, 3.2, 3.4, 3.5, 3.7, 3.8, 3.9, 3.10,
3.11, 3.12, 3.13, and 3.14 shall not expire until the Registration Statement required by Section 2 of the Registration Rights Agreement is no longer required to be effective under the terms and conditions of Registration Rights Agreement.

      Section 8.11 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause four (4) additional executed signature pages to be physically delivered to the other parties within five (5) days of the execution and delivery hereof.

      Section 8.12 Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Purchasers without the consent of the Purchasers, which consent shall not be unreasonably withheld, or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

      Section 8.13 Severability. The provisions of this Agreement and the Registration Rights Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement or the Registration Rights Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement or the Registration Rights Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

      Section 8.14 Further Assurances. From and after the date of this Agreement, upon the request of any Purchaser or the Company, each of the Company and the Purchasers shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement, the Notes, the Pledge Agreement and the Registration Rights Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.


                                       VIRTUAL COMMUNITIES, INC.


                                       By:______________________________________
                                          Name:
                                          Title:


                                       GILSTON CORPORATION, LTD.


                                       By:______________________________________
                                          Name:  Deirdre M. McCoy
                                          Title: Director


                                       WARWICK CORPORATION LTD.


                                       By:______________________________________
                                          Name:
                                          Title:

                                       ACQUA WELLINGTON VALUE FUND, LTD.


                                       By:______________________________________
                                          Name:  Anthony L.M. Inder Rieden
                                          Title: Director

                                EXHIBIT A to the

                  SECURED CONVERTIBLE NOTES PURCHASE AGREEMENT

                         FOR VIRTUAL COMMUNITIES, INC.

Names and Residence                   Amount of Notes          Purchase
of Purchasers                         to be Purchased          Price
-------------------                   ---------------          --------

Gilston Corporation, Ltd.             Notes: $                 $
Charlotte House
Charlotte Street
Nassau, Bahamas
Tel. no.: 242-323-8884
Fax no.: 242-323-7918
Attn: Deirdre M. McCoy

Warwick Corporation Ltd.              Notes: $                 $
[Address]

Tel. no.:
Fax no.:
Attn:

Acqua Wellington Value Fund, Ltd.     Notes: $                 $
c/o MeesPierson Fund Services
(Bahamas) Limited
Montague Sterling Centre
P.O. Box SS-6238
East Bay Street
Nassau, Bahamas
Tel. no.: 242-394-2700
Fax no.: 242-394-8348
Attn: Anthony L.M. Inder Rieden

                                                                       Exhibit F

                                [FORM OR OPINION]

                                [TO BE DISCUSSED]

                                                                       Exhibit G

                    [FORM OF RELEASE AND AMENDMENT AGREEMENT]

                                [TO BE SUPPLIED]

                                                                       Exhibit H

                                [FORM OF RELEASE]

                                [TO BE SUPPLIED]